UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2006
Greenfield Online, Inc.
(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50698 (Commission File Number)	06-1440369 (I.R.S. Employer Identification No.)
21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)
(203) 834-8585
(Company’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On May 16, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Greenfield Online, Inc (“Greenfield” or the “Company”) took the following actions:
     Pursuant to the terms of the 2006 Executive Compensation and Bonus Plan (the “Bonus Plan”) approved by the Committee on March 3, 2006, the Committee established the maximum bonus potential for our President and Chief Executive Officer, Albert Angrisani. The Committee determined that Mr. Angrisani’s maximum bonus potential for 2006 is 183% of his base salary. Mr. Angrisani’s bonus is subject to all other terms of the Bonus Plan, except that he is not eligible for quarterly bonus payments.
     As described in our proxy statement filed with the Securities and Exchange Commission on April 21, 2006, under Greenfield’s director compensation program our non-executive directors receive annual grants of 2,500 stock options under the Greenfield 2004 Equity Incentive Plan. However, Lise Buyer, one of our non-employee directors, was not originally eligible to start receiving such grants until the 2008 annual meeting of stockholders. On May 16, 2006, the Committee determined that Lise Buyer would begin receiving annual grants of such stock options at the Greenfield 2006 annual meeting of stockholders, which was held on May 16, 2006.
Item 8.01. Other Events.
     On May 16, 2006, recognizing that the measured turnaround initiated by the Company’s Chief Executive Officer, Albert Angrisani, has been delivering satisfactory results, the Company’s Board of Directors voted to disband its Special Operations Committee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: May 22, 2006

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